Exhibit 5
                                                                       ---------
                                  LAW OFFICES
                              SEELEY & BERGLASS
                   AN ASSOCIATION OF PROFESSIONAL CORPORATION

                             W. PARKER SEELEY, JR.
                               & ASSOCIATES, P.C.
                                 3695 POST ROAD
                                  P.O. BOX 858
                          SOUTHPORT, CONNECTICUT 06490
                              -------------------
W. PARKER SEELEY, JR.            (203) 256-3250               NEW HAVEN OFFICE:
STEVEN BERGLASS               Fax: (203) 256-3252         STEVEN BERGLASS, P.C.
TERESA E. CICHUCKI                                           121 WHITNEY AVENUE
DOUGLAS M. McALLISTER                                       NEW HAVEN, CT 06510
KEVIN M. GODBOUT*                                         PHONE: (203) 562-5888
ROSIE MILLER                                          FACSIMILE: (203) 562-9365
- -------------------------------
OF COUNSEL:

  LEONARD S. PAOLETTA
 DAVID HELD*                                   PLEASE REPLY TO SOUTHPORT OFFICE

*ALSO ADMITTED IN NEW YORK

                         [SEELEY & BERGLASS LETTERHEAD]

                                                  May    , 1996

American Securities Transfer, Incorporated
938 Quail Street, Suite 101
Lakewood, CO 80215-5513

Ladies and Gentlemen:

      This firm has represented Industrial Technologies, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the registration of shares of its common stock, and the distribution of such shares, as described below.

      In our capacity as counsel to the Corporation, we are familiar with the Certificate of Incorporation, as amended, and the By-Laws of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-1 September 5, 1995, and amendments thereto covering:

      (1)   3,913,612  shares  of  common   stock  presently  issued  and
            outstanding (the "Outstanding Stock");

      (2)   Class "C" Warrants to purchase shares of Common Stock;

      (3)   Class "D" Warrants to purchase shares of Common Stock;

      (4) Common Stock issuable upon exercise of Class "A", Class "B", Class "C", Class "D", Representatives', Lender's, and Other Warrants ("Warrant Stock"); and

      (5) Common Stock issuable upon exercise of Options presently exercisable or which may become exercisable in the future under the Corporation's 1985 and 1991 Executive Stock Option Plans ("Option Stock").

      All terms used above and herein have the meanings ascribed to them in the Registration Statement and the Amendments thereto.

      Based upon the foregoing, we are of the opinion that:

      1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

      2. All of the shares of Outstanding Stock are validly issued and outstanding.

      3. All of the Class "C" Warrants are validly issued and outstanding.

      4. All of the Class "D" Warrants are validly issued and outstanding.

      5. All of the Warrant Stock, when issued upon a valid exercise of the respective underlying Warrants with the required tender of the exercise price, will be validly issued and outstanding.

      6. All of the Option Stock, when issued upon a valid exercise of the respective underlying Options with the required tender of the option exercise price, will be validly issued and outstanding.

      This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.

                                   Very truly yours,

                                   SEELEY & BERGLASS

                         By: W. Parker Seeley, Jr. & Associates, P.C. its Associate


                              --------------------------------------
                              W. Parker Seeley, Jr., president

pc: Dr. Gerald W. Stewart